                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            CABLE TV FUND 12-B, LTD.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 111,035
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $141,718,000 sales price to be paid to Cable TV Fund 12-B, Ltd. by Jones Intercable, Inc. in connection with the transaction that is the subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of transaction: $141,718,000
    (5) Total fee paid: $28,343.60

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                                                        REVISED PRELIMINARY COPY

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                    NOTICE OF VOTE OF THE LIMITED PARTNERS
                          OF CABLE TV FUND 12-B, LTD.

To the Limited Partners of Cable TV Fund 12-B, Ltd.:

  A special vote of the limited partners of Cable TV Fund 12-B, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to Jones Intercable, Inc. or one of its wholly owned subsidiaries, of the Augusta, Georgia cable television system (the "Augusta System") owned by the Partnership, for $141,718,000 in cash, subject to normal closing adjustments. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Augusta System and if the transaction is closed, the Partnership will distribute the net sale proceeds to its partners and it is estimated that the limited partners will receive $844 for each $500 limited partnership interest, or $1,689 for each $1,000 invested in the Partnership. The Partnership nevertheless will continue to own a nine percent interest in the cable television systems serving Palmdale/Lancaster, California, Albuquerque, New Mexico and Tampa, Florida, through its investment in the Cable TV Fund 12-BCD Venture, until those systems also are sold, and the Partnership will continue in business as a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934.

  Only limited partners of record at the close of business on May 31, 1995 are entitled to notice of, and to participate in, this vote of limited partners.

  It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Augusta System pursuant to the terms of the Partnership's limited partnership agreement are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          /s/ Elizabeth M. Steele

                                          Elizabeth M. Steele
                                          Secretary

Dated: June 30, 1995

                                                        REVISED PRELIMINARY COPY

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

            VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 12-B, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 12-B, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Augusta, Georgia cable television system (the "Augusta System") owned by the Partnership, for $141,718,000 in cash, subject to normal closing adjustments. The Augusta System is proposed to be sold to the General Partner or to one of its wholly owned subsidiaries.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is September 30, 1995, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of May 31, 1995, the Partnership had 111,035 limited partnership interests outstanding held by approximately 8,075 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. The General Partner owns no limited partnership interests. Officers and directors of the General Partner own a total of 45 limited partnership interests and all directors and officers of the General Partner, individually and as a group, own less than one percent of the limited partnership interests. To the best of the General Partner's knowledge, the 45 limited partnership interests owned by officers and directors of the General Partner will be voted in favor of the proposed transaction. Only limited partners of record at the close of business on May 31, 1995 will be entitled to notice of, and to participate in, the vote.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  Upon the consummation of the proposed sale of the Augusta System, the Partnership will pay all of its indebtedness, which totalled approximately $38,728,000 at March 31, 1995, including the approximately $44,000 owed to the General Partner, and then the Partnership will distribute the net sale proceeds to its partners. Once this anticipated distribution has been made, limited partners will have received $844 for each $500 limited partnership interest, or $1,689 for each $1,000 invested in the Partnership.

  The Partnership has a nine percent ownership interest in the Cable TV Fund 12-BCD Venture (the "Venture"), a Colorado general partnership in which Cable TV Fund 12-C, Ltd. has a 15 percent ownership interest and Cable TV Fund 12-D, Ltd. has a 76 percent ownership interest. The Venture currently owns three cable television systems serving the areas in and around Palmdale/Lancaster, California, Albuquerque, New Mexico and Tampa, Florida (the "Venture Systems"). The Venture will continue to own and operate the Venture Systems until such time as the investment objectives of the Partnership and the Venture with respect to the Venture Systems have been met. There are no agreements yet in place with respect to the sale of any of the Venture Systems, and the General Partner cannot predict when the Partnership will be terminated and dissolved because it cannot be determined at this time when all of the Venture Systems ultimately will be sold. As of December 31, 1994, the Augusta System comprised 86 percent of the Partnership's assets and 76 percent of its revenues, while the Partnership's nine percent ownership interest in the Venture comprised 14 percent of the Partnership's assets and 24 percent of its revenues. After the sale of the Augusta System, the Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act").

  Limited partners should note that there are certain income tax consequences of the proposed sale of the Augusta System, which are outlined herein under the caption "Federal and State Income Tax Consequences."

  The Board of Directors of the General Partner approved the proposed sale of the Augusta System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests. In determining the fairness of the proposed transaction, the General Partner followed the procedures required by Section 2.3(b)(iv)(b) of the Partnership's limited partnership agreement (the "Partnership Agreement"), which provides that the Partnership's cable television systems may be sold to the General Partner or to one of its affiliates if the price paid by the General Partner or such affiliate is not less than the average of three separate independent appraisals of the fair market value of the system to be sold. Because the purchase price to be paid by the General Partner is the average of three separate independent appraisals of the fair market value of the Augusta System, the Board of Directors of the General Partner has concluded that the consideration to be paid by the General Partner to the Partnership for the Augusta System is fair and reasonable.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Augusta System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Augusta System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is June 30, 1995.

                                SPECIAL FACTORS

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems in the United States. Throughout the life of the Partnership, the General Partner has sought to attain the Partnership's investment objectives. At formation, the primary objectives of the Partnership were to obtain capital appreciation in the value of the Partnership's cable television properties; to generate tax losses that could be used to offset taxable income of limited partners from other sources; and to obtain equity build-up through debt reduction. It has been contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved. It also was contemplated from the outset of the Partnership's existence that the General Partner or one of its affiliates could be the purchaser of the Partnership's cable television properties.

  The Partnership acquired the Augusta System from an unaffiliated party on August 30, 1985. Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 12 prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990s for the cable television industry, the resultant decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Augusta System until market conditions improved, and as a result the Augusta System has been held by the Partnership for almost ten years.

  The purpose of the sale of the Augusta System, from the Partnership's perspective, is to attain the Partnership's primary investment objective, i.e., to convert the Partnership's capital appreciation in the Augusta System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Partnership, with the remaining sale proceeds to be distributed to the partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Augusta System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Augusta System.

  The Partnership was formed in June 1985 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. The Augusta System was acquired by the Partnership in August 1985. Since its acquisition, the Partnership has upgraded the technical quality and capability of the Augusta System, including a major fiber optic rebuild, and has expanded the area originally served by the Augusta System through construction of cable plant extensions. The Partnership has been successful in increasing the cable television service penetration in areas served by the Augusta System. The Partnership enhanced revenues of the Augusta System through adjustments in rates charged to subscribers and through the addition of new services, such as advertising sales and pay-per-view programming. A more detailed discussion of the Augusta System is set forth below under the captions "Special Factors, Reasons for the Timing of the Sale" and "Proposed Sale of Assets, The Augusta System."

  A sale of the Partnership's cable systems, the repayment of all of the Partnership's debt and the distribution of the net sale proceeds to partners were the means originally contemplated by the General Partner and the limited partners to accomplish the Partnership's investment objectives. The General Partner determined that a sale of the Augusta System for cash was the best means of providing limited partners with liquidity and the best way for the limited partners to realize the capital appreciation in the Augusta System.

  Upon the sale by the Venture of its cable television systems located in Houghton/Hancock, Michigan in August 1987 and California City, California in April 1992, the sale proceeds were used to reduce the Venture's indebtedness and none of the sale proceeds were distributed to the Partnership. The Partnership thus has made no prior distributions to its partners.

THE GENERAL PARTNER'S OBJECTIVES

  Like many of the other major cable television system operators in the United States, the General Partner is seeking, through acquisitions and/or trades of cable television systems, to group the cable television systems that it owns and operates into geographical clusters. The purpose of the transaction, from the General Partner's perspective, is to acquire a valuable cable television system operating in a marketplace adjacent to the North Augusta, South Carolina cable television system already owned by the General Partner that currently serves approximately 15,475 basic subscribers and has approximately 9,690 premium channel subscriptions using approximately 517 miles of cable plant passing approximately 24,060 dwelling units (the "North Augusta System"). The Augusta System and the North Augusta System currently are managed as one, and the General Partner intends to continue to manage the systems as one to realize the benefits of operating efficiencies and economies of scale. Acquisition of the Augusta System accomplishes the General Partner's geographical clustering goal because not only is it adjacent to the North Augusta System, but it is in relatively close proximity to other cable television systems owned and/or operated by the General Partner in the neighboring states of South Carolina and Florida.

  In contrast to the Partnership, which is a Colorado limited partnership with a finite term and which sought cable television properties with high growth potential during a holding period of approximately five to seven years, the General Partner, a Colorado corporation with perpetual existence, is seeking to acquire mature cable television systems that can generate a steady stream of income and that may appreciate in value over a longer holding period. The Augusta System satisfies this objective of the General Partner.

  The General Partner also may be in a better position than the Partnership to access both debt and equity to finance the long-term development of the Augusta System. The General Partner may be able to leverage the Augusta System at a higher level than the Partnership has done and, accordingly, the General Partner may be able to generate a greater return on its investment in the Augusta System than the Partnership would be able to do within the same time period. Because the General Partner's horizon is much longer term than the Partnership's, and the General Partner will not need to sell the Augusta System to achieve its objectives, it can better withstand the competition and regulatory risks inherent in long-term holding and development of the Augusta System.

RELEVANT PROVISIONS OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Augusta System represents 86 percent of the Partnership's assets and 76 percent of its revenues, the sale of the Augusta System to the General Partner is being submitted for limited partner approval.

  Section 2.3(b)(iv)(b) of the Partnership Agreement permits the Partnership to sell any or all of its cable television systems directly to the General Partner or one or more of its affiliates if the system to be sold has been held by the Partnership for at least three years, unless it is part of, or related to, another system that has been held for three years, and provided that the price paid to the Partnership by the General Partner is not less than the average of three separate independent appraisals of the particular cable television system or systems being sold, and that the cost of such appraisals are not borne by the Partnership. Because the Augusta System has been held by the Partnership for at least three years and the purchase price to be paid by the General Partner is the average of three separate independent appraisals of the fair market value of the Augusta System obtained at the General Partner's expense, the requirements of Section 2.3(b)(iv)(b) of the Partnership Agreement have been satisfied.

REASONS FOR THE TIMING OF THE SALE

  The decision to proceed with the sale of the Augusta System at this time was based upon the General Partner's determination that the Partnership has substantially achieved its investment objectives with respect to the Augusta System. The Augusta System has appreciated in value through the General Partner's operational expertise, general economic factors and certain other developments such as the favorable regulatory environment during the first half of the holding period and improvements in satellite technology generally benefiting the cable television industry. This appreciation can best be seen by the fact that the Augusta System was purchased for $57,850,000, $60,500,000 in capital expenditures have been made by the Partnership and the Augusta System is now proposed to be sold for $141,718,000, a difference of $23,368,000 between the amount invested in the Augusta System and the sales price.

  The Partnership has a finite legal existence of 17 years, ten of which have passed. It was not intended, however, that the Partnership would hold its cable systems for the full 17-year period. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that the General Partner's past experience had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. An investor in the Partnership also was able, of course, to examine the track record of the General Partner's prior public partnerships, which, at the time of the Partnership's formation, showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been substantially achieved. The Augusta System was acquired because, in the opinion of the General Partner at the time of the Augusta System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the approximately ten years that the Augusta System has been held by the Partnership, the Partnership's investment objectives with respect to the Augusta System have been achieved.

  The General Partner generally considered the benefits to the Limited Partners that might be derived by holding the Augusta System for an additional period of time. The General Partner assumed that the Augusta System probably will continue to appreciate in value and that as a result the Augusta System might be able to be sold for a greater sale price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory and/or competitive developments could cause the Augusta System to decline in value, which could result in a lesser sale price in the future. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the Augusta System.

  The Partnership's decision to sell the Augusta System at this time was greatly influenced by the fact that the contemplated holding period of five to seven years has been exceeded. The Augusta System was not sold earlier because of the uncertain and then adverse regulatory environment that developed in the early 1990s for the cable television industry.

  During the early 1990s, for example, prices for cable television systems were adversely affected by the fact that loans from commercial banks to cable television system operators became more difficult to obtain. The inability of potential purchasers of cable television systems to obtain loans to leverage the purchase of cable television systems on terms historically available to purchasers of cable television systems kept potential purchasers out of the cable television system marketplace. This reduced demand for systems adversely affected cable system resale values. The reluctance of commercial banks to make loans to cable television system operators on terms historically available was attributable to two factors that no longer exist: (i) the classification by federal banking regulators of loans to cable television system operators as highly leveraged transactions, and (ii) the uncertainty about the effects of rate reregulation on cable television systems' operating cash flow during the several year periods before and after the enactment in 1992 of the federal law reregulating the cable television industry.

  In the several years prior to the enactment of the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), the prices for cable television systems also were depressed by speculation in the industry about the provisions to be included in cable reregulation legislation pending before Congress. During the months leading up to the enactment of the 1992 Cable Act, industry appraisers were reluctant to appraise cable television systems because of their inability to predict the effects of rate reregulation while the pending legislation was constantly being revised and rewritten.

  The enactment of the 1992 Cable Act, which became effective on December 4, 1992, caused significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally mandates a greater degree of regulation of the cable television industry than existed previously. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States, including the Augusta System, became subject to rate regulation of basic and tier cable services. In April 1993, the FCC adopted regulations governing rates for basic and tier services. In compliance with these rules, the Partnership reduced rates charged for certain regulated services provided by the Augusta System effective September 1, 1993. These initial rate reductions resulted in some decrease in revenues and operating income before depreciation and amortization; however, the decrease was not as severe as originally anticipated because the General Partner undertook actions to mitigate the rate reductions primarily through new service offerings, product remarketing and repackaging and marketing efforts directed at non-subscribers.

  On February 22, 1994, however, the FCC adopted several additional rate orders, including an order that revised its earlier-announced regulatory scheme with respect to rates. The FCC's 1994 regulations generally required additional rate reductions, absent a successful cost-of-service showing, of 17 percent of September 30, 1992 rates, adjusted for inflation, channel modifications, equipment costs and increases in programming costs. On February 22, 1994, the FCC also adopted interim cost-of-service regulations. Under these interim guidelines, rate reductions are not required of cable systems that can successfully demonstrate that their rates for basic and other regulated programming services are justified and reasonable using cost-of-service standards. The FCC established an interim industry-wide 11.25 percent permitted rate of return, and requested comments on whether this standard and other interim cost-of-service standards should be made permanent.

  After analyzing the effects of the two methods of rate regulation, the General Partner concluded that the Partnership should file a cost-of-service showing for the Augusta System. The General Partner anticipates that no further reductions in basic and tier service rates will be required of the Augusta System and thus the General Partner believes that there will be no further reduction in the Augusta System's revenues or operating income resulting from the FCC's rate regulations. The cost-of-service showing for the Augusta System has not as yet received final approval from the system's franchising authorities, however, and there can be no assurance that the Partnership's cost-of-service showing will prevent further rate reductions until such final approval is received.

  The cable television system marketplace is finally emerging from the approximately five years of transactional sluggishness attributable to the foregoing regulatory uncertainties and developments. Because there is now some renewed activity in the cable television system marketplace, and because prices for certain cable television systems are approaching levels last seen during the late 1980s, the General Partner decided, on behalf of the Partnership, to proceed with the sale of the Augusta System at this time.

  Another reason for the timing of the sale of the Augusta System from the Partnership's perspective is the developing potential competition from Direct Broadcast Satellite ("DBS") systems. Two operators of wide-scale DBS systems began operations in 1994 and are able to distribute programming to subscribers with a roof top or wall-mounted antenna by high-powered DBS satellites to most areas of the United States. Potential competition from telephone companies that are expected to be allowed to compete directly with cable television systems in the near future also was a factor in the timing of the sale. The Partnership has limited access to the capital that may be required to make the technological improvements to the Augusta System, such as increasing channel capacity or further converting to fiber optic cable, that may be necessary for the Augusta System to compete successfully with providers of DBS or other wireless cable services or telephone companies that may enter some or all of the markets served by the Augusta System. The Partnership is limited in its ability to obtain additional equity financing, in part because the limited partnership interests are non-assessable. The Partnership Agreement also contains limits on the amounts that the Partnership can borrow. And, the Partnership directly owns only one asset, the Augusta System, to use as collateral for borrowings.

  The General Partner, on the other hand, has been a multiple system cable owner and operator for over twenty years and has longer term objectives. It can thus better withstand the risks of a longer holding period. For example, if significant competition to the Augusta System were to materialize, the General Partner would be in a better position than the Partnership to finance the marketing campaigns or technological improvements to the Augusta System necessary to meet such competition because of the General Partner's greater access to the debt and equity markets. The General Partner has a large pool of assets that can be used to collateralize borrowings from commercial banks or other sources of debt financing. The General Partner also has better access to the debt and equity securities marketplace to finance expenditures that may become necessary to meet future competition.

  In determining that now was the time for the Partnership to sell the Augusta System, the General Partner also took into account that because the limited partners have used 100 percent of their "at risk" basis in the Partnership, the limited partners likely will derive no significant tax benefits from a longer holding period. The General Partner's belief that tax benefits have been substantially realized is based on information gathered by the General Partner and supplied annually to the limited partners on Schedule K-1, Form 1065, which reveals that the limited partners' "at risk" basis in the Partnership has been reduced to zero. The "at risk" basis of the limited partners is important because a limited partner cannot deduct his share of Partnership losses in excess of his basis. Although the deduction of Partnership losses may also be limited by the application of the passive loss rules, the passive loss rules allow deduction of losses to the extent of passive income. When, however, the limited partners' "at risk" basis is reduced to zero, they can no longer offset their taxable income with Partnership losses.

  From the General Partner's perspective, the timing of its decision to seek to purchase the Augusta System was influenced by the fact that the General Partner completed several major transactions in 1994 that have given it the financial resources to acquire cable television systems from its managed limited partnerships and from unaffiliated sellers of cable television systems. The General Partner has had long-standing, publicly announced plans to acquire for its own account those cable television systems operated by the General Partner on behalf of its managed limited partnerships that meet the General Partner's objectives, including its geographical clustering objectives, when the partnerships holding such systems have accomplished their investment objectives with respect to such systems and when the General Partner has the financial resources to acquire such systems.

  On December 20, 1994, Bell Canada International Inc. ("BCI") purchased 7,414,300 newly issued shares of the General Partner's Class A Common Stock at $27.50 per share for approximately $204,000,000. This transaction followed the May 1994 purchase by BCI of 2,500,000 newly issued shares of the General Partner's Class A Common Stock at $22.00 per share for $55,000,000. These two transactions resulted in BCI acquiring an approximate 30 percent economic interest in the General Partner for a total consideration of approximately $259,000,000. BCI also has committed to invest up to an additional $141,000,000 to maintain its 30 percent economic interest in the event the General Partner offers additional shares of its Class A Common Stock. BCI also has the right to maintain or increase its ownership in the General Partner by investing amounts beyond the $400,000,000 commitment.

  Also on December 20, 1994, Jones International, Ltd. ("International"), which is wholly owned by Glenn R. Jones, the chairman and chief executive officer of the General Partner, as well as certain subsidiaries of International and Mr. Jones individually, granted BCI options to acquire 2,878,151 shares of the General Partner's Common Stock. Except in limited circumstances, the options will only be exerciseable during the eighth year after December 20, 1994. The exercise of such options would result in BCI holding a sufficient number of shares of the Common Stock of the General Partner to enable BCI to elect 75 percent of the General Partner's Board of Directors. BCI is a wholly owned subsidiary of BCE Inc., Canada's largest telecommunications company.

  Therefore, in light of all of the above factors, the General Partner has determined that now is the appropriate time for the Partnership to convert its capital appreciation in the Augusta System to cash through the sale to the General Partner.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Augusta System to the General Partner, the proceeds of the sale will be used to repay all indebtedness of the Partnership and then the Partnership will distribute the remaining net sale proceeds to the limited partners and to the General Partner pursuant to the terms of the Partnership Agreement. Investors first will receive their initial capital contributions to the Partnership, and the balance will be distributed 75 percent to the limited partners and 25 percent to the General Partner, in accordance with the terms of the Partnership Agreement. Based upon the pro forma financial information as of March 31, 1995, as a result of this distribution, the limited partners of the Partnership, as a group, will receive approximately $93,797,873 and the General Partner will receive approximately $12,760,124. Both the limited partners and the General Partner will be subject to federal income tax on the income resulting from the sale of the Augusta System. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  After the sale of the Augusta System, the Partnership will continue to own a nine percent interest in the Venture until such time as all of the Venture Systems also are sold.

  Another effect of the sale is that it will result in the General Partner owning and operating the Augusta System. Thus, as a result of the transaction, the General Partner will make a substantial equity investment in the Augusta System and it will have a greater equity ownership interest in the Augusta System than it does now as general partner of the Partnership. Instead of the residual 25 percent interest in the net proceeds from the sale of the Augusta System that the General Partner will receive, the General Partner will have a 100 percent interest in any future capital appreciation of the Augusta System. The General Partner also will bear the risks of system losses and any diminution in system value. As the general partner of the Partnership, the General Partner earns management fees and receives reimbursement of its direct and indirect expenses allocable to the operation of the Augusta System. The General Partner's right to receive such fees and reimbursements will terminate on the sale of the Augusta System.

  As a result of the sale of the Augusta System to the General Partner, the General Partner will acquire all of the tangible and intangible property of the Augusta System. For federal income tax purposes, the General Partner must allocate the $141,718,000 purchase price among the tangible and intangible assets that it acquires, and it will determine the appropriate amount of depreciation based upon this allocation of the purchase price.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Augusta System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the proposed sale of the Augusta System and the distribution of the net proceeds therefrom are both procedurally and substantively fair to all unaffiliated limited partners of the Partnership, and it recommends that the limited partners approve the transaction. The General Partner, because of its 25 percent share of the residual sale proceeds, has an economic interest parallel to the economic interest of the limited partners in seeing to it that the Augusta System is sold for a fair price.

  The General Partner's recommendation that the limited partners approve the sale of the Augusta System and its fairness determination should not be deemed to be free from conflicts of interest, however, in light of the fact that the General Partner or one of its wholly owned subsidiaries is the proposed purchaser of the Augusta System. Because the purchaser of the Augusta System would benefit from a lower sales price, the General Partner also has an economic interest in conflict with the economic interest of the limited partners.

  In determining the substantive and procedural fairness of the proposed transaction, the General Partner considered each of the following factors, all of which had a positive effect on its fairness determination. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is fair, although, as a practical matter, this is an approximation of the weight given to each factor because the General Partner believes that each factor is relevant and the General Partner was not able to weigh each factor precisely:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Augusta System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Augusta System;

    (ii) The purchase price represents the fair market valuation of the Augusta System as determined by the average of three separate appraisals of the Augusta System by qualified independent appraisers;

    (iii) The Partnership has held the Augusta System for approximately ten years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Partnership is engaged, including the current adverse regulatory environment, the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate the Augusta System;

    (v) The terms and conditions of the purchase and sale agreement by and between the Partnership and the General Partner, including the fact that the purchase price will be paid in cash, the fact that the General Partner will not require the Partnership to make many of the representations and warranties about the Augusta System or give indemnities that are customarily given in transactions of this nature, the fact that the General Partner's obligation to close is not contingent upon its ability to obtain financing, the fact that transfers of the Augusta System's cable television franchises from the Partnership to the General Partner do not need the approval of local franchising authorities, which might be required if the Augusta System were being sold to an unaffiliated party, and the fact that the Partnership will pay no brokerage fees upon the sale of the Augusta System, which it likely would have paid if the Augusta System were being sold to an unaffiliated party;

    (vi) The tax benefits to the limited partners of the Partnership's investment in the Augusta System have been substantially realized because the limited partners' "at risk" basis has been reduced to zero; and

    (vii) The sale is being conducted in accordance with the terms of the Partnership Agreement, including the fact that the proposed transaction will not occur unless it is approved by the holders of at least a majority of the limited partnership interests (less than one percent of which are owned by affiliates of the General Partner).

  Certain officers of the General Partner worked with each of the three independent appraisers hired to prepare fair market value appraisals of the Augusta System, providing them with current and historical profit and loss statements for the Augusta System and with current subscriber reports. The officers and directors of the General Partner received the final appraisal reports. The members of the Board of Directors of the General Partner adopted the analyses and conclusions of Malarkey-Taylor Associates, Inc., which valued the

Augusta System at $141,854,000, because Malarkey-Taylor Associates, Inc.'s valuation procedures, assumptions and methodologies most closely approximate the valuation procedures, assumptions and methodologies used by the General Partner's management in evaluating cable television systems. The General Partner's Board of Directors did not specifically adopt the $141,854,000 value placed on the Augusta System by Malarkey-Taylor Associates, Inc., but the Board did consider the fact that the value determined by this appraisal firm was very close to the average of the three appraisals ($141,718,000) and concluded that this fact supported its fairness determination.

  The General Partner considered the fact that the $141,718,000 purchase price to be paid to the Partnership for the Augusta System represents the average of three independent appraisals of the current fair market value of the Augusta System to be very persuasive evidence of the fairness of the proposed transaction. The fair market valuations of the Augusta System were done by respected industry appraisers using customary measures of value, i.e., determining present value of projected cash flow, applying multiples to current and projected cash flow, and comparing the fair market valuation per subscriber to comparable cable television system sales. In the opinion of the General Partner, the fact that different valuation methods were used in preparing the three separate independent fair market value appraisals lends further support to its determination of fairness. Based upon the General Partner's experience in analyzing appraisals of cable television system values, it was not surprised that the three appraisal firms assigned different values to the Augusta System. The General Partner has worked with these firms in the past and these firms have not arrived at the same values in previous appraisals. The General Partner believes it is usual and appropriate for appraisal firms to come to separate and independent conclusions. Indeed, one of the reasons that the Partnership Agreement requires the General Partner to obtain three separate independent appraisals of value is to afford the Partnership and the unaffiliated limited partners with the benefit of three separate valuation analyses. In light of the foregoing, the General Partner believes that the fact that one firm appraised the Augusta System at $147,000,000 no more detracts from its fairness determination than the fact that one firm appraised the Augusta System at $136,300,000 supports its fairness determination. Based upon the General Partner's knowledge of and experience in the cable television industry, and its review and consideration of the appraisals, it has concluded that the values for the Augusta System determined by the three appraisals are fair and within the range of values seen in the marketplace for comparable cable television systems in similar condition.

  The $141,718,000 purchase price represents the current fair market value of the Augusta System on a going concern basis. The $141,718,000 purchase price for the Augusta System also compares favorably to the approximately $14,851,000 net book value of the Augusta System ($268 per $1,000 of limited partnership capital) at March 31, 1995. The liquidation value of a cable television system, i.e., the sale of the system on other than a going concern basis, is not usually considered to be an accurate indicator of the value of a cable television system, primarily because the assets of a cable television system typically are worth less when considered separately than when considered as a going concern. The assets of a cable television system consequently are not normally sold or purchased separately. A fair market valuation of a system should, in the General Partner's view, be a valuation of the system as a going concern. The liquidation value of the Augusta System therefore was not considered by the General Partner in reaching its determination of fairness.

  Because there has never been an established trading market for the Partnership's limited partnership interests, the General Partner did not have access to any reliable, official information about the historical or current market prices for the Partnership's limited partnership interests in the very limited secondary market where such interests from time to time have been sold. The General Partner believes that such secondary market deeply discounts the underlying value of the limited partnership interests due to their highly illiquid nature. Therefore, even if trading information were available, the historical or current market prices for the Partnership's limited partnership interests would not be indicative of the value of the Partnership's cable television system assets. For these reasons, the General Partner did not consider the historical or current market prices for the partnership interests when reaching its fairness determination.

  The fact that the Partnership has held the Augusta System for a period beyond that originally anticipated was an important factor in the General Partner's fairness determination--the General Partner believes that the transaction is fair because a sale at this time will convert an illiquid investment into a liquid one for all partners. And the current state of the cable television industry also was considered by the General Partner in making its fairness determination because the General Partner believes that it is fair to investors that the General Partner rather than the Partnership take on the uncertainties and risks involved in continuing to own and operate the Augusta System.

  The fairness of the transaction is also demonstrated in an analysis of certain of the terms and conditions of the purchase and sale agreement between the Partnership and the General Partner, which favor the interests of the Partnership. There is no financing contingency to closing. Because of the General Partner's existing extensive knowledge about the Augusta System, the Partnership has not been required to make many of the representations and warranties about the quality of the Augusta System's tangible assets, the quantity of the Augusta System's subscribers or the validity of the Augusta System's intangible assets customarily found in cable television system transactions. The Partnership also has not been asked to give warranties about the Augusta System's rates as justified by the system's cost-of-service filing. In addition, the Partnership is not required to indemnify the purchaser for defects discovered by the purchaser after the closing. This frees the Partnership from having to reserve a portion of the sale proceeds to cover indemnification obligations. The transfer of the Augusta System's six cable television franchises from the Partnership to the General Partner or to one of its wholly owned subsidiaries will not require regulatory approval and thus regulatory approval of franchise transfers is not a condition to closing. This removes an obstacle to closing that might be present if the Augusta System were being sold to an unaffiliated party. The Partnership also will pay no brokerage fee in connection with the sale of the Augusta System. This will result in more funds from the sale being available for distribution to the partners. Because the Augusta System is being sold to the General Partner, the Partnership saved the time and considerable expense of seeking third party buyers and potentially protracted contract negotiations.

  The General Partner is aware and considered that although consummation of this transaction will result in aggregate distributions to the Partnership's limited partners of approximately $1,689 per $1,000 of limited partnership capital invested in the Partnership, the proposed sale will require the limited partners to recognize, for federal income tax purposes, a gain resulting from the sale. The proposed sale also will deprive the limited partners of an opportunity to participate in the future growth of the Augusta System, if any, and it will result in the General Partner or one of its wholly owned subsidiaries owning the Augusta System. The General Partner nevertheless concluded that the cash distributions to the limited partners of the Partnership from the sale of the Augusta System to the General Partner outweighed these consequences.

  As disclosed above, the proposed transaction is subject to various conflicts of interest arising out of the Partnership's relationships with the General Partner. Because the General Partner and its affiliates are engaged in the ownership and operation of cable television systems, they are generally in the market to purchase cable television systems for their own account. A potential conflict thus arises from the General Partner's fiduciary duty as general partner of the Partnership and its management's fiduciary duty to the General Partner's shareholders when it determines that Partnership cable television systems will be sold to the General Partner or one of its affiliates and not to an unaffiliated third party. This potential conflict of interest was disclosed to limited partners in the prospectus delivered to investors at the time of the public offering of interests in the Partnership. Prior to the Partnership's public offering, the General Partner entered into negotiations with certain state securities administrators as part of the process of clearing the offering in the "merit" states, i.e., those states that permit the sale of securities only if the state securities administrator deems the offering as a whole to be fair, just and equitable. Several of the state securities administrators focused on the potential conflicts of interest in the event that the Partnership were to sell one or more of its cable television systems to the General Partner or one of its affiliates. The General Partner agreed to include the provision in the Partnership Agreement that permits the Partnership to sell its cable television systems directly to the General Partner or one of its affiliates only after a three-year holding period and only if the General Partner or such affiliate pays a purchase price not less than the average of three separate independent appraisals of the particular cable television system being sold. The General Partner has concluded that the mechanisms for determining the purchase price to be paid to the Partnership provide sufficient procedural safeguards to minimize the effects of the potential conflicts of interest inherent in any such transaction. The fact that these procedures have been carried out in connection with the Partnership's proposed sale of the Augusta System, together with the fact that the transaction is conditioned upon receipt of the approval of the holders of a majority of the limited partnership interests in the Partnership, of which affiliates of the General Partner own less than one percent, enable the General Partner to conclude that the proposed transaction is both procedurally and financially fair to all partners.

  As disclosed above, the General Partner's decision to acquire the Augusta System was motivated in part by the Augusta System's close proximity to the North Augusta System, which already is owned by the General Partner. The Board of Directors of the General Partner did not expressly consider offering a specific premium to the Partnership in the price offered for the Augusta System for this potential benefit to the General Partner. While no specific premium was offered to the Partnership for this potential benefit to the General Partner, in making its fairness determination the Board of Directors of the General Partner was aware that a majority of cable television system acquisitions in recent years have involved buyers seeking systems within close proximity to systems already owned by the buyer in order to facilitate geographical clustering of systems and to obtain the administrative and operational advantages that clustering can provide. With this background and knowledge of the marketplace, the Board of Directors of the General Partner realized that the appraisals of the Augusta System's fair market value, to the extent that they reflected the values of other cable television system purchases and sales in the marketplace, impliedly factored in some premium due to the Augusta System's proximity to the other system owned by the General Partner.

  The directors of the General Partner who are not employees of the General Partner did not vote separately to approve the transaction, nor did the outside directors retain an unaffiliated representative to act solely on behalf of the limited partners for the purposes of negotiating the terms of the proposed sale of the Augusta System to the General Partner and/or preparing a report concerning the fairness of the proposed sale. While the directors of the General Partner participating in the approval of the sale recognized that the interests of the General Partner and the limited partners may not in all respects necessarily be the same, they recognized also that the purchase price was determined in accordance with the terms of the Partnership Agreement, that is, by averaging three separate independent appraisals of the Augusta System's fair market value. The members of the Board of Directors relied on the specific right of the General Partner under Section 2.3(b)(iv)(b) of the Partnership Agreement to purchase the Augusta System, so long as the purchase price was determined according to the three appraisal method, as it had been. No suggestion was made that the Augusta System be offered to unaffiliated parties. The members of the Board of Directors reviewed and considered the appraisals and concluded that the values for the Augusta System determined by the appraisers were fair and were within the industry norms for comparable transactions. The seven directors of the General Partner who participated in the March 17, 1995 meeting to discuss the Partnership's sale of the Augusta System to the General Partner, Messrs. Jones, O'Brien, Krejci, Somers, Vigil, Zinn and Zonker, voted unanimously to approve the transaction. Two directors of the General Partner, Mr. Burney and Ms. Marocco, were unable to attend the Board meeting at which the sale of the Augusta System was discussed and approved due to scheduling conflicts.

  It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Augusta System on behalf of the Partnership until such time as the Augusta System could be sold. No other alternatives have been or currently are being considered.

THE APPRAISALS

  In determining the price that the General Partner would offer for the Augusta System, the General Partner retained Malarkey-Taylor Associates, Inc., Kagan Media Appraisals Inc. and Western Cablesystems, Inc. to prepare separate appraisals of the fair market value of the Augusta System. The appraisers were asked to determine the cash price a willing buyer would give a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, in an arm's-length transaction to acquire the Augusta System. These appraisals have been made available to the Partnership by their delivery to the General Partner. The officers and directors of the General Partner examined each of the appraisals and discussed among themselves the merits of the appraisals' assumptions, methodologies and conclusions, and, based on their experience in and knowledge of the cable television industry, they found them to be fair and reasonable. The written appraisal reports are available for inspection and copying at the offices of the General Partner during regular business hours by any interested limited partner of the Partnership or by his or her authorized representative. Copies of such appraisals will be mailed by the General Partner to any interested limited partner or to his or her authorized representative upon written request to the General Partner.

  The ranges of values determined by each of the three separate independent appraisals of the fair market value of the Augusta System are presented and discussed on the following pages of this proxy statement. Investors should note that the ranges of values on a per-$500 limited partnership interest basis and on the basis of $1,000 invested in the Partnership disclosed herein have been computed as follows: each value established by an appraiser has been deemed to be the sales price for the Augusta System and then adjustments have been made to add the Partnership's cash on hand and the estimated net closing adjustments and to subtract the $38,728,010 in estimated debt repayments, a return of capital to the limited partners totaling $55,517,500 and to split the remainder 25 percent to the General Partner and 75 percent to the limited partners. These ranges of values are presented in this manner so that limited partners can compare their hypothetical return at each value with the anticipated return to limited partners of $844 for each $500 limited partnership interest, or $1,689 for each $1,000 invested in the Partnership, given a sales price equal to the average of the three separate independent appraisals.

  Malarkey-Taylor Associates, Inc. concluded that the Augusta System's overall fair market value as of December 31, 1994 was $141,854,000 ($846 for each $500 limited partnership interest or $1,691 for each $1,000 invested in the Partnership). Kagan Media Appraisals Inc. concluded that the Augusta System's overall fair market value as of December 31, 1994 was $136,300,000 ($808 for each $500 limited partnership interest or $1,616 for each $1,000 invested in the Partnership). Western Cablesystems, Inc. concluded that the Augusta System's overall fair market value as of December 31, 1994 was $147,000,000 ($880 for each $500 limited partnership interest or $1,761 for each $1,000 invested in the Partnership). The average of these three valuations is $141,718,000 ($844 for each $500 limited partnership interest or $1,689 for each $1,000 invested in the Partnership). The fair market valuations of the Augusta System were undertaken within the same general period of time and each of the appraisals was completed and delivered to the Partnership within one month of the date that the purchase price was settled in the Purchase and Sale Agreement. In the General Partner's view, the assumptions regarding system operations underlying the three appraisals have generally remained unchanged since December 31, 1994.

  The General Partner provided the appraisers with current and historical profit and loss statements for the Augusta System and with current subscriber reports. The appraisers also gathered information from conversations with the Augusta System's management team. From this information, the appraisers used their independent analyses to project cash flow, determine growth of homes passed, the Augusta System's future penetration and possible rate adjustments. The appraisals thus reflect the application of the appraisers' expertise to the data about the Augusta System supplied by the General Partner.

 The Malarkey-Taylor Appraisal

  Malarkey-Taylor Associates, Inc. ("Malarkey-Taylor") is the oldest consulting firm specializing in the field of cable television. Its team of financial, engineering and managerial professionals devotes a substantial portion of its time to the appraisal of cable television systems. Malarkey-Taylor was selected by the General Partner to render an opinion as to the fair market value of the Augusta System in light of such overall qualifications. No limitations were imposed with respect to the appraisal to be rendered by Malarkey-Taylor. The firm was selected by the General Partner to prepare an independent appraisal of the Augusta System because of the General Partner's familiarity with the firm, and its good reputation in the cable television industry. Malarkey-Taylor has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. The principals of Malarkey-Taylor are not affiliated in any way with the General Partner.

  Malarkey-Taylor used five generally accepted cable television valuation methods in establishing the range of total fair market values of the Augusta System as a going concern. The first method used a multiple of the past year's operating income derived from comparable asset values of privately held and publicly traded cable companies. (The appraisal report did not disclose and the General Partner did not inquire as to the identities of the companies Malarkey-Taylor used in determining the multiple.) The second method used a lower multiple of the Augusta System's "running rate" operating income. Malarkey-Taylor determined the Augusta System's "running rate" operating income by calculating the system's annualized revenue based upon the subscribers, rates and other income as of the appraisal date and multiplying this annualized revenue amount by 48.8 percent , which was the year-to-date operating margin of the system as of the appraisal date. The third method applied a slightly lower multiple of next year's projected operating income. (The appraisal report did not identify and the General Partner did not inquire as to any multiples or ranges of multiples that Malarkey-Taylor determined for the comparable companies.) The fourth method was a discounted net cash flow analysis to achieve a target after-tax return on equity, given particular operating and financing assumptions unique to the Augusta System's assets. The fifth method was a discounted cash flow method that measured the net present value of the projected pre-tax operating cash flows (less capital expenditures, plus the residual value of the Augusta System) that represent the return on the total investment. For each valuation method, Malarkey-Taylor established a "high" and a "low" estimated fair market value. The General Partner did not inquire as to the specific details of how each high and low estimated fair market value for each valuation methodology was determined because, given Malarkey-Taylor's expertise, the General Partner concluded that it could rely upon Malarkey-Taylor's analyses and judgment.

  The first valuation method used a multiple of the past year's operating income of the Augusta System derived from comparable asset values of privately held and publicly traded cable companies. Malarkey-Taylor determined, based upon its expertise and knowledge of the cable television industry, a "low" multiple of 10.5 and a "high" multiple of 11.5, concluding that a system comparable to the Augusta System would be unlikely to sell for less than 10.5 times its past year's operating income and would be unlikely to sell for more than 11.5 times its past year's operating income. While the appraisal report does not disclose the assumptions of the appraiser in determining these multiples, the General Partner has no reason to believe that they are not reasonable. This method resulted in an estimated fair market value ranging from a low of $138,167,432 ($821 for each $500 limited partnership interest or $1,642 for each $1,000 invested in the Partnership) to a high of $151,326,235 ($910 for each $500 limited partnership interest or $1,819 for each $1,000 invested in the Partnership) for the Augusta System.

  The second valuation method used a lower multiple of the Augusta System's "running rate" operating income. Malarkey-Taylor determined, again based on its expertise and knowledge of the cable television industry, a "low" multiple of 10 and a "high" multiple of 11, concluding that a system comparable to the Augusta System would be unlikely to sell for less than 10 times the dollar amount of its "running rate" operating income and would be unlikely to sell for more than 11 times the dollar amount of its "running rate" operating income. These multiples are slightly lower than those used in the previous methodology because of the increased risk and time factors involved in using current as compared to historical information. While the appraisal report does not disclose the assumptions of the appraiser in determining these multiples, the General Partner has no reason to believe that they are not reasonable. This method resulted in an estimated fair market value ranging from a low of $135,257,712 ($801 for each $500 limited partnership interest or $1,602 for each $1,000 invested in the Partnership) to a high of $148,783,483 ($892 for each $500 limited partnership interest or $1,785 for each $1,000 invested in the Partnership) for the Augusta System.

  The third valuation method applied a slightly lower multiple of next year's projected operating income of the Augusta System. For this valuation, Malarkey-Taylor first estimated, through its own analyses of current financial and operating data provided by the General Partner, next year's projected operating income for the Augusta System and then, based on its expertise and knowledge of the cable television industry, set a

"low" multiple of 9.5 and a "high" multiple of 10.5, concluding that a system comparable to the Augusta System would be unlikely to sell for less than 9.5 times the system's projected operating income for the following year and would be unlikely to sell for more than 10.5 times the system's projected operating income for the following year. These multiples are slightly lower than those used in the previous methodologies because of the increased risk and time factors involved in using projected as compared to historical and current information. While the appraisal report does not disclose the assumptions of the appraiser in determining these multiples, the General Partner has no reason to believe that they are not reasonable. Malarkey-Taylor's projected operating income for the Augusta System in 1995 was $14,292,381 compared to the Augusta System's operating income for the year ended December 31, 1994 of $13,158,803. This method resulted in an estimated fair market value ranging from a low of $135,777,624 ($805 for each $500 limited partnership interest or $1,609 for each $1,000 invested in the Partnership) to a high of $150,070,005 ($901 for each $500 limited partnership interest or $1,802 for each $1,000 invested in the Partnership) for the Augusta System.

  The fourth valuation method was a discounted net cash flow analysis in which a purchase price (estimated fair market value) was calculated to achieve a target return on equity given particular operating and financing assumptions specific to the Augusta System. This method involved the use of projected operations for the Augusta System and a pre-determined target return on equity for a hypothetical buyer. Based on the firm's use of typical debt-to-equity ratios and debt services, it tested various purchase prices, i.e., potential fair market values, to determine a value that yielded the desired return on equity. Based on system information made available to Malarkey-Taylor by the General Partner and on information generally available to Malarkey-Taylor about the cable television industry, the firm made assumptions concerning the housing growth, growth in the number of subscribers for basic and pay television, increases in subscriber rates, increases in operating expenses and capital expenditures. Malarkey-Taylor also made specific assumptions concerning the capital structure that a typical, prudent buyer might experience, as well as the probable interest rates that would be applicable in connection with any debt financing that might be incurred. Malarkey-Taylor did a "high" and a "low" analysis. In its "high" analysis, Malarkey-Taylor projected that the Augusta System's revenues would grow from $29,196,202 in 1995 to $49,055,082 in 2002; that the Augusta System's operating expenses would grow from $14,903,820 in 1995 to $23,583,072 in 2002; and that net income would grow from ($6,025,478) in 1995 to $6,358,416 in 2002. In Malarkey-Taylor's "low" analysis, revenues and operating expenses are projected to increase to the same levels by 2002 but net income is projected to increase from ($5,612,018) in 1995 to $6,613,493 by 2002. Malarkey-Taylor projected that the Augusta System would add approximately 30 miles of cable plant per year between 1995 and 2002, resulting in growth of the Augusta System's cable plant from 1,647 miles in 1995 to 1,892 miles in 2002. Malarkey-Taylor projected that the number of homes passed by the Augusta System would grow from 102,040 in 1995 to 116,598 in 2002. Malarkey-Taylor projected that basic subscribers would grow from 66,601 in 1995 to 78,435 in 2002. Malarkey-Taylor projected penetration of the Augusta System increasing from 65.8 percent in 1995 to 67.3 percent in 2002. Malarkey-Taylor projected that premium television subscriptions would grow from 52,990 in 1995 to 60,837 in 2002. Malarkey-Taylor estimated that the Augusta System would take relatively small rate increases between 1995 and 2002, with, for example, 4 percent increases in basic rates each year, a 10 percent increase in expanded basic rates in 1995, a 5 percent increase in such rates in 1996 and a 4 percent increase in such rates through the rest of the period. Malarkey-Taylor estimated that rate increases for pay television subscriptions, pay-per-view showings, the rates for additional outlets, converter rentals and installations would average 4 percent per year. These projections if true would result in an increase in basic rates from $9.13 in 1995 to $12.01 in 2002, and an increase in expanded basic rates from $15.45 in 1995 to $20.43 in 2002. Malarkey-Taylor projected that the basic churn rate would remain constant at 30 percent. The "low" value was determined using a 14 percent return on equity and the "high" value was determined using a 12 percent return on equity. This method resulted in an estimated fair market value ranging from a low of $137,113,082 ($814 for each $500 limited partnership interest or $1,627 for each $1,000 invested in the Partnership) to a high of $149,014,733 ($894 for each $500 limited partnership interest or $1,788 for each $1,000 invested in the Partnership) for the Augusta System.

  The fifth valuation method was a discounted cash flow analysis that measured the net present value of the projected pre-tax operating cash flows (less capital expenditures, plus the residual value of the Augusta System) that represent the return on the total investment rather than those that could result from an assumed "purchase" with a pre-determined debt to equity ratio. The same set of financial projections that the firm prepared and used in the fourth valuation methodology were used for growth in subscribers, revenues, operating expenses and capital expenditures. The projected pre-tax operating cash flows for the Augusta System, plus the last-year residual value of the Augusta System less capital expenditures, were discounted to the present time at an acceptable current cost of money. This method indicated the present value of the future pre-tax operating cash flows, using an acceptable discounted factor based on the weighted average cost of money. The "high" value was determined using a 16.6 percent return on investment and the "low" value was determined using a 15.1 percent return on investment. This method resulted in an estimated fair market value ranging from a low of $133,758,710 ($791 for each $500 limited partnership interest or $1,582 for each $1,000 invested in the Partnership) to a high of $144,973,331 ($867 for each $500 limited partnership interest or $1,733 for each $1,000 invested in the Partnership) for the Augusta System.

  Malarkey-Taylor's valuation methodologies resulted in differing values for the Augusta System. The reason for this is grounded in the basic approach that the firm takes. The five different methods allow five different views of the Augusta System's value. The first method looks at past performance, but allows nothing for future performance. The second method looks at the system as it is as of the date of the appraisal. The third method looks at the system's projected operating income in the first year following the proposed sale. Both discounted cash flow methods fully consider the future value of the system by recognizing projected operating income and expenses, including capital expenditures. Based upon all of the available information about a system being appraised, the appraiser decides how to weight each of the five methods. The final estimated fair market value is not a straight average of all of the methods. Although the weighting is not shown in the appraisal report, Malarkey-Taylor generally prefers the discounted cash flow methods since they consider a broader range of factors that represent all sources of value, present and future. Malarkey-Taylor accordingly generally gives greater consideration to the discounted cash flow methods in its final judgment concerning the fair market value of a cable television system. Malarkey-Taylor's conclusions as to the range of values were based upon information and data supplied by the General Partner, Malarkey-Taylor's on-sight inspection of the Augusta System in 1991, interviews with management and general cable television industry information. The fair market value appraisal of $141,854,000 ($846 for each $500 limited partnership interest or $1,691 for each $1,000 invested in the Partnership) reached by Malarkey-Taylor was based on the various valuations generated by it, and Malarkey-Taylor's general knowledge and expertise in the cable television industry.

  As compensation for rendering an opinion as to the fair market value of the Augusta System, the General Partner paid Malarkey-Taylor a fee of $3,500. Such fee was not contingent upon the conclusion reached by Malarkey-Taylor in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, and completing the analysis of the allocations of purchase prices between tangible and intangible assets for various cable television systems owned and/or managed by the General Partner and its affiliates, Malarkey-Taylor has received fees totalling $288,057 during the two years prior to the date hereof.

 The Kagan Appraisal

  Kagan Media Appraisals Inc. ("Kagan") has more than twenty-five years of experience in appraising communications properties. During that period, Kagan, according to its records, has appraised more than $24 billion worth of media properties, including more than $6.5 billion worth of cable television systems. Kagan was selected by the General Partner to render an opinion as to the fair market value of the Augusta System in light of such overall qualifications. No limitations were imposed with respect to the appraisal to be rendered by Kagan. The firm was selected by the General Partner to prepare an independent appraisal of the Augusta System because of the firm's reputation in the industry, and its relationship with one of the most notable analysts on the cable television industry. Kagan has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. Certain affiliates of Kagan generally invest in publicly held media companies pursuant to an investment policy adopted by them in 1974. As a result, portfolios owned and/or managed by affiliates of Kagan as of March 17, 1995 maintain a long-term investment in the General Partner. In addition, the General Partner subscribes to a number of information services provided by affiliates of Kagan and employees of the General Partner from time to time enroll in seminars or serve as panelists in seminars conducted by affiliates of Kagan. The General Partner believes that Kagan's holdings in it are not material and do not compromise Kagan's status as an independent appraiser of the Augusta System's value. Kagan has certified to the General Partner in its appraisal report that it has no present or contemplated financial interest in the Augusta System and that its employment and compensation are in no way contingent upon the value reported.

  Kagan used two cable television system appraisal methodologies in reaching a conclusion as to the fair market value of the Augusta System, namely: (i) projected future cash flows discounted back to a cumulative present value, and
(ii) correlation of those results with analysis of recent comparable cable television system sales. Kagan prepared a ten-year discounted cash flow projection for the Augusta System, discounted by a 10 percent factor that was slightly above Moody's Aaa corporate bond yield (8.49 percent at January 1995), an indicator that is widely accepted in financial circles as a reliable indicator of future inflation and the cost of funds.

  With respect to the Augusta System, Kagan projected that household growth in the system's service area will average 1.5 percent per year from 1995 to 1998 and 1 percent per year from 1999 through 2004. Kagan also noted that the system's management intends to pass all new home growth in the franchise areas served by the Augusta System. Kagan concluded that the Augusta System's penetration can be expected to grow by 1 percent annually through 1998 and by
 .5 percent annually from 1999 through 2002, until it reaches 71 percent in 2003. Kagan noted the rate increases planned for 1995 and projected that for the remainder of the forecast period basic rates would increase at approximately 5 percent annually. Kagan concluded that the basic churn rate would remain constant throughout the period at 33 percent per year. Kagan assumed that pay rate increases would average 3.5 percent per year in order to maintain penetration. Kagan also analyzed growth in pay-per-view, advertising, home shopping and ancillary revenues. Kagan concluded that the combination of expected household growth, steady gains in penetration, modest rate increases and continued growth in pay-per-view, home shopping and advertising revenues are projected to raise total system revenue to $58,800,000 in 2004, or to $60.37 per subscriber per month by that time. This is an average growth rate of approximately 5.8 percent annually over the ten-year period. The ten-year discounted cash flow projections yielded a value of approximately $136,300,000 ($808 for each $500 limited partnership interest or $1,616 for each $1,000 invested in the Partnership) for the Augusta System.

  In order to correlate this statistical valuation with the realities of the marketplace, Kagan analyzed the sale of a number of comparable cable television systems that took place in June 1994 or later although Kagan considered the entire 1994 year in its analysis. Although in Kagan's opinion the pool of available comparables was quite small, Kagan concluded that its study of the deals done in 1994 yielded an identifiable set of value benchmarks that can be applied to the Augusta System. Comparison of a cable television system to similar properties recently sold is an accepted appraisal methodology used to correlated statistical findings with the realities of the private marketplace. Each of the comparables involved cable systems similar to the Augusta System in size, area demographics, basic and pay penetration levels and revenue per subscriber. Like cable properties can often be compared to one another on a value-per-subscriber basis. This test is a valuation yardstick that reflects a multiple of the cash flow a subscriber is expected to generate in the first or second year of ownership. Kagan reported that cable systems have historically sold most often in the range of 9 to 11 times projected first-year cash flow with the higher end of the range generally assigned to systems that are expected to achieve significant near-term increases in cash flow. Kagan acknowledged that the cloud of reregulation put a damper on system trading activity in 1993 and 1994 as cable operators struggled to determine the long-term effects on system operations. This restrictive trading environment limited the pool of comparable sales. Kagan noted that fewer deals occurred in 1994 than in any of the last 12 years. The first comparable that Kagan considered was an August 1994 transaction where an Alabama system was sold for $1,906 per subscriber. Applying this value-per-subscriber to the Augusta System's subscribers produced a comparable value of $126,900,000 ($745 for each $500 limited partnership interest or $1,489 for each $1,000 invested in the Partnership). A second comparable considered was the purchase of a Louisiana system in June 1994 for $1,979 per subscriber. Applying this value-per-subscriber to the Augusta System's subscribers produced a comparable value of $131,800,000 ($778 for each $500 limited partnership interest or $1,556 for each $1,000 invested in the Partnership). Kagan also looked at a transaction in September 1994 which involved the sale of a North Carolina system for $2,109 per subscriber. If applied to the Augusta System's subscribers, that transaction's value-per-subscriber would yield a comparable value of $140,500,000 ($837 for each $500 limited partnership interest or $1,673 for each $1,000 invested in the Partnership) for the Augusta System. The final transaction examined by Kagan involved the purchase of a Chicago-area system for a value of $2,056 per subscriber. Applying this comparable to the Augusta System's subscribers implies a comparable value of $136,900,000 ($812 for each $500 limited partnership interest or $1,624 for each $1,000 invested in the Partnership) for the Augusta System. The average of the four comparable values examined by Kagan was $134,000,000 ($793 for each $500 limited partnership interest or $1,585 for each $1,000 invested in the Partnership).

  Kagan finally correlated the values determined by the discounted cash flow analysis and the comparable sales analysis. This correlation of values was a highly subjective process undertaken by the independent appraiser. The discounted cash flow analysis yielded a value for the Augusta System of approximately $136,300,000 ($808 for each $500 limited partnership interest or $1,616 for each $1,000 invested in the Partnership) while the analysis of comparable sales yielded a value for the Augusta System of approximately $134,100,000 ($794 for each $500 limited partnership interest or $1,587 for each $1,000 invested in the Partnership). Kagan concluded that the proximity of these values, within less than 2 percent of each other, arrived at through two independent appraisal methodologies, underscored the validity of the assumptions used to cast the ten-year cash flow projections and established a range within which the value of the Augusta System could be expected to fall. In arriving at a single estimate of value, Kagan considered the fact that the Augusta System is a single well-clustered system in a semi-rural market showing signs of moderate growth potential, with modern plant facilities making excellent use of fiber optics technology for future expansion, with upside in advertising, home shopping and particularly pay-per-view revenues. Kagan concluded that the current fair market value of the Augusta System is approximately $136,300,000 ($808 for each $500 limited partnership interest or $1,616 for each $1,000 invested in the Partnership). The analysis undertaken by Kagan was based in part on financial statements and operating data of the Augusta System furnished to Kagan by the General Partner. Kagan made no visit to the Augusta System but it did ask management questions about the system.

  As compensation for rendering an opinion as to the fair market value of the Augusta System, the General Partner paid Kagan a fee of $25,000. Such fee was not contingent upon the conclusion reached by Kagan in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems and related businesses owned and/or managed by the General Partner and its affiliates, and completing the analysis of the allocations of purchase prices between tangible and intangible assets for various cable television systems owned and/or managed by the General Partner and its affiliates, Kagan has received fees totalling $41,705 during the two years prior to the date hereof.

 The Western Cablesystems Appraisal

  R. Michael Kruger, the owner and president of Western Cablesystems, Inc. ("Western"), has since 1979 appraised hundreds of systems for a variety of clients including major multiple system cable operators, independent operators and clients outside the cable television industry, according to information provided by Western. In addition to appraising cable television systems, Western presently operates four small cable television systems and is currently active in the system acquisition marketplace. Western was selected by the General Partner to render an opinion as to the fair market value of the Augusta System in light of such overall qualifications. No limitations were imposed with respect to the appraisal to be rendered by Western. The firm was selected by the General Partner to prepare an independent appraisal of the Augusta System because of the General Partner's familiarity with the firm and Western's knowledge of the cable television industry. Western has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. The principals of Western are not affiliated in any way with the General Partner.

  Western used two appraisal methodologies in determining the fair market value of the Augusta System. Western first examined the market value of the Augusta System as determined by comparable transactions in the cable television system marketplace. Western's appraisal report stated that transaction values are typically reported on the basis of either a value-per-subscriber or an operating income multiple. Western considered both but placed more reliance on the income multiple. Western also used what it called the "income approach" to value the Augusta System. This methodology involved the determination of the discounted present value of free cash flow generated over ten years, plus an allowance for the terminal value of the system after ten years.

  Western looked at the Augusta System's future growth (determining that the Augusta System will have average or less than average growth), the system's demographics (determining that the system's demographics are reasonably favorable for cable but are not above average), the competitive situation (determining that the Augusta System has relatively little direct competition at present), system marketability (concluding that the system is of a very attractive size and is in an area with a number of qualified buyers), rates (determining that the system has average prospects for rate changes) and the system's channel capacity and quality (concluding that the Augusta System is above average in capacity and quality). The appraisal report does not specifically disclose how the Augusta System's future growth prospects, demographics, competitive situation, marketability, rate increase potential and channel capacity and quality were determined to be average, above average or below average. The General Partner did not inquire about how Western made its determinations because the General Partner concluded that, given Western's expertise, it could rely upon Western's analyses and judgment in making such determination. Western then examined ten comparable transactions that occurred during 1994. These transactions involved the sales of cable television systems at cash flow multiples ranging from a low of 8 times cash flow to a high of
12.1 times cash flow. These transactions had value-per-subscriber rates ranging from a low of $1,217 to a high of $2,667. Given all of this data, Western concluded that the Augusta System should command an average multiple of 10 times cash flow, which would give the system a value of $149,100,000 ($895 for each $500 limited partnership interest or $1,789 for each $1,000 invested in the Partnership). At this price, the value per subscriber for the Augusta System would be $2,184, within the range of reported comparable transaction prices.

  For purposes of its income approach analysis, Western determined the Augusta System's ten-year free cash flow by making its own assumptions about growth in basic and pay revenues, other revenue items, salaries, labor costs, taxes, and other expenses, including programming costs, pole rent, office costs, marketing costs and advertising sales costs. The annual free cash flow was then discounted using an average cost of capital, which Western determined was 13.79 per cent. Western then added a discounted terminal value which was calculated at 5.5 times the tenth year's cash flow. Using this income approach, Western estimated the potential value of the Augusta System at $140,808,000 ($839 for each $500 limited partnership interest or $1,677 for each $1,000 invested in the Partnership).

  Because Western places somewhat more reliance on the current multiple calculation (because it involves somewhat fewer assumptions), Western selected an appraised value closer to it than to the value determined by the income approach. Western thus concluded that the appraised value of the Augusta System at December 31, 1994 was $147,000,000 ($880 for each $500 limited partnership interest or $1,761 for each $1,000 invested in the Partnership). The appraisal is based in part on system financial and operating data provided to Western by the General Partner. The appraiser also visited the Augusta System in January 1995 for the purpose of inspecting the general market and system data.

  As compensation for rendering an opinion as to the fair market value of the Augusta System, the General Partner paid Western a fee of $5,000. Such fee was not contingent upon the conclusion reached by Western in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, Western has received fees totalling $33,344 during the two years prior to the date hereof.

COSTS OF THE TRANSACTION

  The following is a reasonably itemized estimate of all expenses incurred or to be incurred in connection with the proposed sale of the Augusta System, all of which will be paid by the General Partner, including without limitation the cost of soliciting the votes of the holders of limited partnership interests:

        Filing fees                      $28,344
        Legal fees                       $10,000
        Accounting fees                  $10,000
        Appraisal fees                   $33,500
        Printing costs                   $25,000
        Postage and miscellaneous costs  $ 5,000

                -----------------------------------------------

                            PROPOSED SALE OF ASSETS

THE PURCHASE AND SALE AGREEMENT

  Pursuant to the terms and conditions of a purchase and sale agreement dated as of February 22, 1995 (the "Purchase and Sale Agreement") by and between the Partnership and the General Partner, the Partnership has agreed to sell the Augusta System to the General Partner. Prior to closing, the General Partner may assign its rights as purchaser of the Augusta System under the Purchase and Sale Agreement to a wholly owned subsidiary of the General Partner. The sale of the Augusta System will be accounted for using the purchase method of accounting.

  The General Partner intends to finance its acquisition of the Augusta System using a portion of the $196,500,000 net proceeds of the General Partner's offering of $200,000,000 of 9 5/8 percent Senior Notes. The Senior Notes offering closed on March 23, 1995. The Senior Notes will mature on March 15, 2002. The Senior Notes bear interest from the date of issuance (March 23, 1995) at the rate of 9 5/8 percent per annum, payable semi-annually on March 15 and September 15 of each year, commencing September 15, 1995. The Senior Notes are not redeemable prior to maturity and are not subject to any mandatory redemption or sinking fund. The Senior Notes are senior unsecured obligations of the General Partner ranking equally with all other senior unsecured obligations of the General Partner.

  Based upon amounts estimated as of March 31, 1995, the aggregate cost of the acquisition of the Augusta System to the General Partner, including the adjusted contract purchase price, will be approximately $142,037,062. The amount required to complete the purchase of the Augusta System will be repaid from the revenues generated by the Augusta System and the General Partner's other cable television systems, from the revenues generated by the General Partner's other business activities and from other sources of funds, including possible future financings.

  The closing of the sale will occur on a date upon which the Partnership and the General Partner mutually agree. It is anticipated that the closing will occur within a few weeks after receipt of the approval of the Partnership's limited partners. Because the closing is conditioned upon, among other things, the approval of the limited partners and the receipt of material third party consents necessary for the transfer of the Augusta System to the General Partner, there can be no assurance that the proposed sale will occur. If all conditions precedent to the General Partner's obligation to close are not eventually satisfied or waived, the General Partner's obligation to purchase the Augusta System will terminate.

THE AUGUSTA SYSTEM

  The assets to be acquired by the General Partner consist primarily of the real and personal, tangible and intangible assets of the Partnership's Augusta System. The Augusta System was purchased by the Partnership from unaffiliated parties in August 1985 for an aggregate purchase price of $57,850,000. The Partnership also paid a brokerage fee of $2,603,250 to an affiliate of the General Partner. The Augusta System was purchased using the limited partner capital contributions to the Partnership, and amounts available under the Partnership's credit facility with a commercial bank.

  At the date of acquisition in 1985, the Augusta System served approximately 44,000 basic subscribers and had approximately 32,000 premium channel subscriptions, using approximately 1,000 miles of cable plant passing approximately 70,000 dwelling units. As of December 31, 1994, the Augusta System served approximately 66,600 basic subscribers and had approximately 50,200 premium channel subscriptions, using approximately 1,600 miles of cable plant passing approximately 102,000 dwelling units.

  The General Partner will purchase all of the tangible assets of the Augusta System, including, among other things, the headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations, and furniture and fixtures of the Augusta System. The General Partner also will acquire certain of the intangible assets of the Augusta System, including, among other things, all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights of the Augusta System. Also included in the sale are certain parcels of real estate owned by the Augusta System, the subscriber accounts receivable of the Augusta System and all of the Augusta System's engineering records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. Certain of the Augusta System's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, certain insurance policies and rights and claims thereunder, and any federal or state income tax refunds to which the Partnership may be entitled.

PURCHASE PRICE

  Subject to the adjustments described below, the purchase price for the Augusta System is $141,718,000. The purchase price will be reduced by any accounts payable and accrued expenses and vehicle lease obligations existing on the closing date. The purchase price will be increased by any accounts receivable existing on the closing date. The purchase price for the Augusta System also will be adjusted as of the closing date with respect to all items of income and expense associated with the operation of the Augusta System. This adjustment will reflect, in accordance with generally accepted accounting principles, that all expenses and income attributable to the period on or after the closing date are for the account of the General Partner and those prior to the closing date are for the account of the Partnership. Please see
Note 3 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the estimated closing adjustments.

CONDITIONS TO CLOSING

  The General Partner's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) the Partnership shall have obtained all material consents and approvals from governmental authorities and other third parties necessary to the transfer of the Augusta System to the General Partner, (b) the holders of a majority of limited partnership interests of the Partnership shall have approved the transaction and (c) the statutory waiting period applicable to the Purchase and Sale Agreement and the transactions contemplated thereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated or shall have expired. In order to sell the Augusta System, the Partnership must obtain the consent of third parties with whom the Partnership has contracts related to the Augusta System, such as pole attachment agreements or other service agreements, to the transfer thereof. The General Partner does not anticipate that the Partnership will experience any difficulty in obtaining the necessary consents and approvals. If, however, the Partnership fails to obtain certain consents and approvals of third parties with whom the Augusta System has contracted, the General Partner may, in its sole discretion, waive this condition to closing. The General Partner likely would close without all consents only if the missing consents were deemed by the General Partner to be immaterial. In such circumstances, the General Partner would agree to indemnify the Partnership for any liabilities incurred in connection with a closing without prior receipt of all necessary consents.

  The Partnership's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) approval of the transaction by the holders of a majority of the Partnership's limited partnership interests, (b) receipt of the purchase price for the Augusta System and (c) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  On May 2, 1995, the General Partner and the Partnership received early termination of their Hart-Scott-Rodino Antitrust Improvements Act of 1976 filings, thereby removing this as a condition to closing. No pre-closing transfers of licenses will be required, so the consent of the Federal Communications Commission to the proposed transaction will not be required as a condition to closing.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal and state income tax consequences to the Partnership and to its partners arising from the sale of the Augusta System. The tax information included herein was prepared by the tax department of the General Partner and was reviewed by the Group Vice President/Taxation/Administration of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the Augusta System's sale, the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, limited partners will have received $7,320,454 in tax benefits from Partnership losses ($132 per $1,000 invested).

  Application of the at risk rules and the passive activity loss limitation has limited deductible losses in prior years and created at risk and passive loss carryovers to the year of sale. The gain on sale incorporates all prior losses disallowed under the loss limitations that are presumed deductible in the year of sale.

  The sale of the Augusta System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners is approximately $55,219,242. The General Partner estimates that $45,307,531 ($816 per $1,000 invested) of this total gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation on personal property under Section 1245. The General Partner estimates that the remainder of the gain, or approximately $9,911,711 ($179 per $1,000 invested), will be Section 1231 gain that will generally be treated as long term capital gain by the limited partners.

  Assuming the 31 percent rate applies to ordinary income and a 28 percent rate applies to long-term capital gain, as a result of the sale of the Augusta System, a limited partner will be subject to federal income taxes of $303 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1995.

  Because the Augusta System is located in the State of Georgia, limited partners who are not resident in Georgia are required to report their allocable gain to Georgia on Form 500. Georgia law requires the Partnership to withhold 4 percent of a nonresident partner's distribution and to remit such amounts withheld to the Georgia Department of Revenue. The amount withheld will be separately stated on the stub of the distribution check and the General Partner will provide additional documentation of the amount of the withheld Georgia taxes by January 31 following the year of sale. The amount of tax withheld will be treated as a distribution to the limited partner. The withheld taxes will be allowed as a credit against any Georgia tax computed on Form 500. Limited partners may or may not have a tax refund after the filing of the required Georgia tax return.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Augusta System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

                   CERTAIN INFORMATION ABOUT THE PARTNERSHIP
                            AND THE GENERAL PARTNER

  The General Partner acquires, develops and operates cable television systems for itself and for its managed limited partnerships. Based on the number of basic subscribers served by the General Partner's owned and managed cable television systems, the General Partner is one of the largest cable television system operators in the United States. It owns and/or manages for affiliated public limited partnerships 55 cable television systems in 23 states serving approximately 1.3 million basic subscribers. The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Partnership is an Edgar filer. The Partnership will continue in existence and will continue to be subject to the informational reporting requirements of the Exchange Act after the sale of the Augusta System. The Partnership's registration and reporting requirements under the Exchange Act will not be terminated until dissolution of the Partnership.

  The General Partner also is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other financial information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the General Partner's directors and officers, their compensation, options granted to them, the principal holders of the General Partner's securities and any material interest of such persons in transactions with the General Partner is required to be disclosed in certain documents filed with the Commission. Such reports, proxy statements and other information may be inspected at the above-listed public reference facilities maintained by the Commission. Copies of such materials may be obtained upon payment of the Commission's prescribed charges by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The General Partner also is an Edgar filer.

  The name, business address and principal occupation and employment for the past five years of each of the directors and executive officers of the General Partner are set forth in Schedule 1 to this Proxy Statement. To the best knowledge of any of the persons listed on Schedule 1 hereto, except as disclosed on such schedule, no persons listed on such schedule beneficially own any limited partnership interests in the Partnership.

  Except as disclosed herein, neither the General Partner nor, to the best of its knowledge, any of the persons listed on Schedule 1 hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any limited partnership interest of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any of such interests, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

                    CERTAIN RELATED PARTY TRANSACTIONS

  The General Partner and its affiliates engage in certain transactions with the Partnership and the Venture as contemplated by the Partnership Agreement. The General Partner believes that the terms of such transactions are generally as favorable as could be obtained by the Partnership and the Venture from unaffiliated parties. This determination has been made by the General Partner in good faith, but none of the terms were or will be negotiated at arm's-length and there can be no assurance that the terms of such transactions have been or will be as favorable as those that could have been obtained by the Partnership and the Venture from unaffiliated parties.

  The General Partner charges the Partnership and the Venture a management fee relating to their respective cable television systems, and the Partnership and the Venture reimburse the General Partner for certain allocated overhead and administrative expenses in accordance with the terms of the Partnership Agreement. These expenses consist primarily of salaries and benefits paid to corporate personnel, rent, data processing services and other facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership and the Venture. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to cable television systems managed. Systems owned by the General Partner and all other systems owned by partnerships for which Jones Intercable, Inc. is the general partner are also allocated a proportionate share of these expenses. No duplicate management or other fees or reimbursements are charged to the Partnership and the Partnership bears only nine percent of the fees and reimbursements paid by the Venture, which is attributable to the Partnership's nine percent ownership interest in the Venture.

  The General Partner from time to time also advances funds to the Partnership and to the Venture and charges interest on the balances payable from the Partnership and the Venture. The interest rate charged the Partnership and the Venture approximates the General Partner's weighted average cost of borrowing.

  The cable television systems owned by the Partnership and the Venture receive stereo audio programming from Superaudio, a joint venture owned 50 percent by an affiliate of the General Partner and 50 percent by an unaffiliated party, educational video programming from Mind Extension University, Inc., an affiliate of the General Partner, and computer video programming from Jones Computer Network, Ltd., an affiliate of the General Partner, for fees based upon the number of subscribers receiving the programming.

  Jones Infomercial Networks, Inc. ("Infomercial"), an affiliate of the General Partner, provides advertising time for third parties on the cable television systems owned by the Partnership. In consideration, the revenues generated from the third parties are shared two-thirds and one-third between Infomercial and the Partnership. During the year ended December 31, 1994, the Partnership received revenues from Infomercial totalling $24,531.

  The charges to the Partnership and the Venture for related party transactions were as follows for the periods indicated:

                                                              AT DECEMBER 31,
                                                           ---------------------
                                                              1994       1993
                                                           ---------- ----------
   The Partnership
     Management fees...................................... $1,347,800 $1,348,760
     Allocation of expenses...............................  2,045,084  1,857,040
     Interest expense.....................................      9,903        -0-
     Amount of notes and advances outstanding.............    112,495    163,266
     Highest amount of notes and advances outstanding.....    163,266    289,033
     Programming fees:
       Superaudio.........................................     39,929     40,882
       Mind Extension University..........................     36,178     23,769
       Jones Computer Network.............................      5,373        -0-

                                                              AT DECEMBER 31,
                                                           ---------------------
                                                              1994       1993
                                                           ---------- ----------
   The Venture
     Management fees...................................... $4,641,154 $4,456,577
     Allocation of expenses...............................  6,951,110  6,048,783
     Interest expense.....................................     33,627     15,477
     Amount of notes and advances outstanding.............    616,810    188,430
     Highest amount of notes and advances outstanding.....    929,508    511,646
     Programming fees:
       Superaudio.........................................    135,346    134,179
       Mind Extension University..........................    124,043     79,002
       Jones Computer Network.............................     71,961        -0-

                    USE OF PROCEEDS FROM AUGUSTA SYSTEM SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Augusta System. All of the following selected financial information is based upon amounts as of March 31, 1995 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Augusta System is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Augusta System and the transaction is closed, the Partnership will pay all of its indebtedness and then the Partnership will distribute the net sale proceeds pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Augusta System.................... $141,718,000
   Add:Cash on Hand..............................................    3,248,945
   Less:Estimated Net Closing Adjustments........................      319,062
       Repayment of Debt.........................................  (38,728,010)
                                                                  ------------
        Cash Available for Distribution by the Partnership.......  106,557,997
        Return of Limited Partners' Initial Capital..............  (55,517,500)
                                                                  ------------
        Estimated Residual Proceeds.............................. $ 51,040,497
                                                                  ============
        Limited Partners' Share (75%)............................ $ 38,280,373
        General Partner's Share (25%)............................ $ 12,760,124
                                                                  ============

  Based upon financial information available at March 31, 1995, below is an estimate of all cash distributions that will have been made to limited partners after the distribution of the proceeds from the sale of the Augusta System is completed.

   Summary of Estimated Cash Distributions to Limited Partners:
     Return of Limited Partners' Initial Capital.................  $55,517,500
     Limited Partners' Share of Residual Proceeds on Sale of
      Augusta System.............................................   38,280,373
                                                                  ------------
     Total Estimated Cash Received by Limited Partners...........  $93,797,873
                                                                  ============
     Total Cash Received per $1,000 of Limited Partnership
      Capital.................................................... $      1,689
                                                                  ============
     Total Cash Received per $500 Limited Partnership Interest .. $        844
                                                                  ============

  Assuming an average holding period of approximately ten years, the estimated after-tax internal rate of return on an investment in the Partnership is approximately 4.6 percent. This internal rate of return includes only the distributions to be made on the sale of the Augusta System and does not reflect the expected additional future distributions to be made upon the sale of the Venture Systems.

  Based on financial information available at March 31, 1995, the following table presents the estimated results of the Partnership when it has completed the sale of the Augusta System:

   Dollar Amount Raised.......................................     $55,517,500
   Number of Cable Television Systems Purchased Directly......             One
   Number of Cable Television Systems Purchased Indirectly....            Five
   Date of Closing of Offering................................  September 1985
   Date of First Sale of Properties...........................     August 1987
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations......................................          $ (319)
       --from recapture.......................................          $  816
       Capital Gain (Loss)....................................          $  179
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income....................................          $  689
       --return of capital....................................          $1,000
       Source (on cash basis)
       --sales................................................          $1,689

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 12-B, LTD.

  The following unaudited pro forma balance sheet assumes that as of March 31, 1995, the Partnership had sold the Augusta System for $141,718,000. The funds available to the Partnership, adjusting for the estimated net closing adjustments of the Augusta System, are expected to total approximately $142,037,067. Such funds will be used to repay indebtedness and the balance will be distributed pursuant to the terms of the Partnership Agreement, which generally will be first, to the limited partners in an amount that equals the amount initially contributed to the partnership capital by the limited partners; the balance, 75 percent to the limited partners and 25 percent to the General Partner.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF MARCH 31, 1995 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 12-B, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1995

                                                     PRO FORMA     PRO FORMA
                                       AS REPORTED  ADJUSTMENTS     BALANCE
                                       -----------  ------------  ------------
ASSETS
Cash and Cash Equivalents............. $ 3,248,945  $103,309,052  $106,557,997
Trade Receivables, net................     795,861      (795,861)          --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net..  40,154,735   (40,154,735)          --
  Franchise costs, net................  13,379,975   (13,379,975)          --
  Losses in excess of investment in
   cable television venture...........  (2,197,446)          --     (2,197,446)
                                       -----------  ------------  ------------
    Total investment in cable
     television properties............  51,337,264   (53,534,710)   (2,197,446)
Deposits, Prepaid Expenses and
 Deferred Charges.....................     504,597      (504,597)          --
                                       -----------  ------------  ------------
Total Assets.......................... $55,886,667  $ 48,473,884  $104,360,551
                                       ===========  ============  ============
LIABILITIES AND PARTNERS' CAPITAL
 (DEFICIT)
Liabilities:
  Debt................................ $38,683,849  $(38,683,849) $        --
  Accounts payable....................      44,161       (44,161)          --
  Accrued liabilities.................     849,760      (849,760)          --
  Subscriber prepayments..............     131,636      (131,636)          --
  Accrued Distribution to Limited
   Partners...........................         --     93,797,873    93,797,873
  Accrued Distribution to General
   Partner............................         --     12,760,124    12,760,124
                                       -----------  ------------  ------------
    Total Liabilities.................  39,709,406    66,848,591   106,557,997
                                       -----------  ------------  ------------
Partners' Capital (Deficit):
  General Partner.....................    (316,076)     (233,285)     (549,361)
  Limited Partners....................  16,493,337   (18,141,422)   (1,648,085)
                                       -----------  ------------  ------------
    Total Partners' Capital (Deficit).  16,177,261   (18,374,707)   (2,197,446)
                                       -----------  ------------  ------------
  Total Liabilities and Partners'
   Capital (Deficit).................. $55,886,667  $ 48,473,884  $104,360,551
                                       ===========  ============  ============

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 12-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                       PRO FORMA     PRO FORMA
                                         AS REPORTED  ADJUSTMENTS     BALANCE
                                         -----------  ------------  -----------
REVENUES...............................  $26,956,006  $(26,956,006) $       --
COSTS AND EXPENSES:
  Operating, general and administrative
   expense.............................   13,932,687   (13,932,687)         --
  Management fees and allocated
   overhead from
   General Partner.....................    3,392,884    (3,392,884)         --
  Depreciation and Amortization........    9,380,877    (9,380,877)         --
                                         -----------  ------------  -----------
OPERATING INCOME.......................      249,558      (249,558)         --
                                         -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................   (2,555,513)    2,555,513          --
  Other, net...........................      119,749      (119,749)         --
                                         -----------  ------------  -----------
    Total other income (expense), net..   (2,435,764)    2,435,764          --
                                         -----------  ------------  -----------
LOSS BEFORE EQUITY IN NET LOSS OF CABLE
 TELEVISION JOINT VENTURE..............   (2,186,206)    2,186,206          --
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE.........................   (1,182,039)          --    (1,182,039)
                                         -----------  ------------  -----------
NET LOSS...............................  $(3,368,245) $  2,186,206  $(1,182,039)
                                         ===========  ============  ===========

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 12-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995

                                                         PRO FORMA   PRO FORMA
                                           AS REPORTED  ADJUSTMENTS   BALANCE
                                           -----------  -----------  ---------
REVENUES.................................. $ 6,991,658  $(6,991,658) $     --
COSTS AND EXPENSES:
  Operating...............................   3,700,432   (3,700,432)       --
  Management fees and allocated overhead
   from General Partner...................     870,012     (870,012)       --
  Depreciation and amortization...........   2,488,109   (2,488,109)       --
                                           -----------  -----------  ---------
OPERATING INCOME..........................     (66,895)      66,895        --
                                           -----------  -----------  ---------
OTHER INCOME (EXPENSE):
  Interest expense........................    (786,044)     786,044        --
  Other, net..............................      53,800      (53,800)       --
                                           -----------  -----------  ---------
    Total other income (expense), net.....    (732,244)     732,244        --
                                           -----------  -----------  ---------
LOSS BEFORE EQUITY IN NET LOSS OF CABLE
 TELEVISION JOINT VENTURE.................    (799,139)     799,139        --
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE............................    (393,320)         --    (393,320)
                                           -----------  -----------  ---------
NET LOSS.................................. $(1,192,459) $   799,139  $(393,320)
                                           ===========  ===========  =========

   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement

                            CABLE TV FUND 12-B, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Augusta System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet assumes that the Partnership had sold the Augusta System for $141,718,000 as of March 31, 1995. The unaudited statement of operations assumes that the Partnership had sold the Augusta System as of January 1, 1994.

  3) The estimated gain recognized from the sale of the Augusta System and corresponding estimated distribution to limited partners as of March 31, 1995 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $141,718,000
Less: Net book value of investment in cable television properties
      at March 31, 1995..........................................    53,534,710
                                                                   ------------
Gain on sale of assets...........................................  $ 88,183,290
                                                                   ============
DISTRIBUTIONS TO PARTNERS:
Contract sales price.............................................  $141,718,000
Add:Trade receivables, net.......................................       795,861
Prepaid expenses.................................................       504,597
Less:Accrued liabilities assumed by the General Partner..........      (849,760)
Subscriber prepayments...........................................      (131,636)
                                                                   ------------
Adjusted cash received...........................................   142,037,062
Less:Outstanding debt to third parties...........................   (38,683,849)
Outstanding debt to General Partner..............................       (44,161)
Add:Cash on hand.................................................     3,248,945
                                                                   ------------
Cash available for distribution..................................   106,557,997
Return of limited partners' initial capital......................   (55,517,500)
Residual proceeds................................................  $ 51,040,497
                                                                   ============
Amount due Limited Partners (75%)................................  $ 38,280,373
                                                                   ============
Amount due General Partner (25%).................................  $ 12,760,124
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1993 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 previously have been mailed to the limited partners of the Partnership. Additional copies of the Partnership's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1993 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 are available to each limited partner of the Partnership without charge upon written request to: Elizabeth M. Steele, Secretary, Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado 80112, (303) 792-3111. Copies of the three independent appraisals of the fair market value of the Augusta System and copies of the Purchase and Sale Agreement between the Partnership and the General Partner also are available to each limited partner of the Partnership without charge upon written request to Ms. Steele.

  A Rule 13e-3 Transaction Statement furnishing certain additional information with respect to the transaction described herein has been jointly filed by the Partnership and the General Partner with the Securities and Exchange Commission.

                           INCORPORATION BY REFERENCE

  The Partnership's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1993 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 are incorporated by reference in this Proxy Statement. The Partnership specifically incorporates by reference herein Item 1. Business, Item 2. Properties, Item 5. Market for the Registrant's Common Stock and Related Security Holder Matters, Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements from the 1994 and 1993 Annual Reports on Form 10-K and the March 31, 1995 Quarterly Report on Form 10-Q in its entirety.

                                                                      SCHEDULE 1

            EXECUTIVE OFFICERS AND DIRECTORS OF THE GENERAL PARTNER

  Set forth below is the name, residence or business address, present principal occupation or employment and five-year employment history of the executive officers and directors of the General Partner. Also set forth is the aggregate number of limited partnership interests of the Partnership beneficially owned by each such person. The present principal occupation of each executive officer of the General Partner is as an executive officer of the General Partner. The Partnership has no officers or employees. All persons listed except for Messrs. Burney, Ladouceur and Somers are citizens of the United States. Messrs. Burney, Ladouceur and Somers are citizens of Canada.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Glenn R. Jones           Mr. Jones has served as Chairman of the Board of           0
c/o Jones Intercable,     Directors and Chief Executive Officer of the
Inc. 9697 E. Mineral      General Partner since its formation in 1970.
Avenue Englewood, CO
80112

Christopher J. Bowick    Mr. Bowick is the General Partner's Group Vice             0
c/o Jones Intercable,     President/Technology and its Chief Technical
Inc. 9697 E. Mineral      Officer. Prior to joining the General Partner
Avenue Englewood, CO      in 1991, Mr. Bowick worked as Vice President of
80112                     Engineering of Scientific Atlanta's
                          transmission systems business division.

Timothy J. Burke         Mr. Burke joined the General Partner in 1982 as           20
c/o Jones Intercable,     corporate tax manager, and he has served as
Inc. 9697 E. Mineral      Group Vice President/Taxation/Administration
Avenue Englewood, CO      since 1990.
80112

Derek H. Burney          Mr. Burney was appointed a Director of the                 0
c/o Bell Canada           General Partner in December 1994 and he became
International Inc.        Vice Chairman of the General Partner's Board in
1000 de la Gauchetiere    January 1995. Mr. Burney joined BCE Inc.,
Bureau 1100               Canada's largest telecommunications company, in
Montreal (PQ) Canada H3B  January 1993, and he has been Chairman of Bell
4Y8                       Canada International Inc., a subsidiary of BCE
                          Inc., since that time and, in addition, he has
                          been the subsidiary's Chief Executive Officer
                          since July 1993. Prior to joining BCE Inc., Mr.
                          Burney was Canada's ambassador to the United
                          States from 1989 to 1992.

Kevin P. Coyle           Mr. Coyle, Group Vice President/Finance of the             0
c/o Jones Intercable,     General Partner, has been the General Partner's
Inc. 9697 E. Mineral      Chief Financial Officer since 1990. Mr. Coyle
Avenue Englewood, CO      has been an associate of the General Partner
80112                     since 1981.

William E. Frenzel       Mr. Frenzel was appointed a Director of the                0
c/o Jones Intercable,     General Partner in April 1995. He has been a
Inc.                      Guest Scholar since 1991 with the Brookings
9697 E. Mineral Avenue    Institution, a research organization located in
Englewood, CO 80112       Washington D.C. Until his retirement in January
                          1991, Mr. Frenzel served for twenty years in
                          the United States House of Representatives.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Donald L. Jacobs         Mr. Jacobs was appointed a Director of the                 0
c/o Jones Intercable,     General Partner in April 1995. From 1983 to
Inc.                      1992, at which time Mr. Jacobs retired, Mr.
9697 E. Mineral Avenue    Jacobs was an executive officer of TRW. Prior
Englewood, CO 80112       to his retirement, he was Vice President and
                          Deputy Manager of the Space and Defense Sector;
                          prior to that appointment, he was the Vice
                          President and General Manager of the Defense
                          Systems Group; and prior to that appointment,
                          he was President of ESL, Inc., a subsidiary of
                          TRW.

Larry Kaschinske         Mr. Kaschinske has been the Controller and Chief           0
c/o Jones Intercable,     Accounting Officer of the General Partner since
Inc. 9697 E. Mineral      1994. Mr. Kaschinske has been an associate of
Avenue Englewood, CO      the General Partner since 1984.
80112

James J. Krejci          Mr. Krejci has been a Director of the General              0
c/o Jones Intercable,     Partner since 1987. He was the President of the
Inc.                      International Division of International Gaming
9697 E. Mineral Avenue    Technology headquartered in Reno, Nevada from
Englewood, CO 80112       May 1994 until March 1995. Prior to joining
                          International Gaming Technology, Mr. Krejci had
                          been a Group Vice President of the General
                          Partner since 1987.

Philip R. Ladouceur      Mr. Ladouceur was appointed a Director of the              0
c/o Bell Canada           General Partner in April 1995. Mr. Ladouceur
International Inc.        joined Bell Canada International Inc. as
1000 de la Gauchetiere    Executive Vice President of Operations in March
Bureau 1100               1995. From 1993 to March 1995, Mr. Ladouceur
Montreal (PQ) Canada      was President, Chief Executive Officer and a
H3B 4Y8                   Director of ISM Information Systems Management
                          (Alberta) Corporation, a major information
                          management company based in Alberta, Canada.
                          From 1990 to 1992, Mr. Ladouceur was Executive
                          Vice President and a Director of Sharwood and
                          Company, a Toronto merchant bank and President
                          and Senior Partner of HDL Capital Corporation
                          in Toronto.

Christine Jones Marocco  Ms. Marocco was appointed a Director of the                0
c/o Jones Intercable,     General Partner in December 1994. She is a
Inc.                      homemaker and the daughter of Glenn R. Jones.
9697 E. Mineral Avenue
Englewood, CO 80112

James B. O'Brien         Mr. O'Brien has been President, Chief Operating            0
c/o Jones Intercable,     Officer and a Director of the General Partner
Inc.                      since 1989. Mr. O'Brien has been with the
9697 E. Mineral Avenue    General Partner since 1982 in various
Englewood, CO 80112       operational management positions.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Daniel E. Somers         Mr. Somers was appointed a Director of the                 0
c/o Bell Canada           General Partner in December 1994. Mr. Somers is
International Inc.        the Executive Vice President and Chief
1000 de la Gauchetiere    Financial Officer of Bell Canada International
Bureau 1100               Inc. Prior to joining Bell Canada International
Montreal (PQ) Canada H3B  Inc. in January 1992, Mr. Somers had been the
4Y8                       President and Chief Executive Officer of Radio
                          Atlantic Holdings Limited since January 1989.

Elizabeth M. Steele      Ms. Steele joined the General Partner in 1987 as           0
c/o Jones Intercable,     Vice President/General Counsel and Secretary.
Inc.                      Prior to that time, Ms. Steele was a partner at
9697 E. Mineral Avenue    Davis, Graham & Stubbs, a Denver, Colorado law
Englewood, CO 80112       firm that serves as counsel to the General
                          Partner.

Raymond L. Vigil         Mr. Vigil has been Group Vice President/Human              0
c/o Jones Intercable,     Resources of the General Partner since 1993.
Inc.                      Mr. Vigil also is a Director of the General
9697 E. Mineral Avenue    Partner. Previous to joining the General
Englewood, CO 80112       Partner, Mr. Vigil served as Executive Director
                          of Learning at US West. Prior to U.S. West, Mr.
                          Vigil worked in various human resources posts
                          over a 14-year term with the IBM Corporation.

Ruth E. Warren           Ms. Warren has been Group Vice                             0
c/o Jones Intercable,     President/Operations of the General Partner
Inc.                      since 1990. Ms. Warren has been with the
9697 E. Mineral Avenue    General Partner in various operational
Englewood, CO 80112       management positions since 1980.

Cynthia A. Winning       Ms. Winning joined the General Partner as Group            0
c/o Jones Intercable,     Vice President/Marketing in December 1994.
Inc.                      Prior to joining the General Partner, Ms.
9697 E. Mineral Avenue    Winning served in 1994 as the President of PRS
Englewood, CO 80112       Inc., a Denver, Colorado sports and event
                          marketing company. From 1979 to 1981 and from
                          1986 to 1994, Ms. Winning served as the Vice
                          President and Director of Marketing for
                          Citicorp Retail Services, Inc.

Robert S. Zinn           Mr. Zinn was appointed a Director of the General           0
c/o Jones Intercable,     Partner in December 1994. Mr. Zinn has been a
Inc.                      lawyer in the General Partner's law department
9697 E. Mineral Avenue    since 1991. Prior to that time, Mr. Zinn was a
Englewood, CO 80112       partner at Davis, Graham & Stubbs, a Denver,
                          Colorado law firm that serves as counsel to the
                          General Partner.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Robert L. Zoellick       Mr. Zoellick was appointed a Director of the               0
                          General Partner in April 1995. Mr. Zoellick is
                          Executive Vice President, General Counsel and
                          Corporate Secretary of Fannie Mae, a federally
                          chartered and stockholder-owned corporation
                          that is the largest housing finance investor in
                          the United States. From August 1992 to January
                          1993, Mr. Zoellick served as Deputy Chief of
                          Staff of the White House and Assistant to the
                          President. From May 1991 to August 1992, Mr.
                          Zoellick served concurrently as the Under
                          Secretary of State for Economic and
                          Agricultural Affairs and as Counselor of the
                          Department of State. From 1985 to 1988, Mr.
                          Zoellick served at the Department of Treasury
                          in various capacities.

David K. Zonker          Mr. Zonker was appointed a Director of the                25
c/o Jones Intercable,     General Partner in December 1994. Mr. Zonker
Inc.                      has been the President of Jones International
9697 E. Mineral Avenue    Securities, Ltd., an affiliate of the General
Englewood, CO 80112       Partner that served as the dealer-manager of
                          the Partnership's initial public offering,
                          since 1984. Mr. Zonker joined the General
                          Partner in 1980.

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 12-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 12-B, Ltd.'s Augusta, Georgia cable television system pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of February 22, 1995, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

++++                               ++++        When limited partnership inter-
+                                     +      ests are held by more than one
+                                     +      person, all should sign. When
+                                     +      signing as attorney, as executor,
                                             administrator, trustee or guard-
                                             ian, please give full title as
                                             such. If a corporation, please
+                                     +      sign in full corporation name by
+                                     +      authorized officer. If a partner-
+                                     +      ship, please sign in partnership
++++                               ++++      name by authorized person.

                                             DATED: _____________________, 1995

                                             __________________________________
                                             Signature
                                             __________________________________

                                             Signature

                                             ______________________________

                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 12-B, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 12-B, Ltd.'s Augusta, Georgia cable television system pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of February 22, 1995, as follows:
               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
                           (continued on other side)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.
++++                                ++++
+                                      +     DATED: _____________________, 1995

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
+                                      +     Authorized Trustee/Custodian
++++                                ++++     Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.